UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 22, 2023 (March 17, 2023)

HERITAGE GLOBAL INC.

(Exact name of registrant as specified in its charter)

Florida	001-39471	59-2291344
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12625 High Bluff Drive, Suite 305, San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 847-0656

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (l7 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	HGBL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2023, the Board, with the recommendation of the Corporate Governance Committee of the Board, appointed William (Bill) Burnham to fill a vacancy, effective April 1, 2023, as a Class II director of the Company. Mr. Burnham was also appointed to the Audit Committee of the Board. As a Class II director, Mr. Burnham’s term is scheduled to expire at the Company’s 2023 annual meeting of shareholders, subject to the election and qualification of his successor or his earlier death, resignation, disqualification or removal.

Mr. Burnham has extensive investing and capital markets experience as an institutional investor, venture capitalist and public equity analyst. Mr. Burnham is currently the Managing Member of Inductive Capital LP, a technology focused investment fund which he founded in 2006. Prior to Inductive, Mr. Burnham was a venture capital investor at both SOFTBANK Capital Partners and Mobius Venture Capital and prior to that a senior equity research analyst at Credit Suisse First Boston, Deutsche Morgan Grenfell, and Piper Jaffray. Over the course of his investment career Mr. Burnham has served on a numerous public and private company boards in both the United States and Canada. He currently serves as a Director of TrustCloud Inc. and is a Board Advisor to Abine Inc. Prior to his investing career, Mr. Burnham was a Senior Associate at the management consulting firm of Booz, Allen & Hamilton. He attended Washington University where he graduated Summa Cum Laude, Phi Beta Kappa.

Mr. Burnham will be entitled to receive a $25,000 annual retainer for service as a Board member as well as a $5,000 supplemental annual retainer as a member of the Audit Committee of the Board. In addition, in connection with his appointment to the Board, Mr. Burnham will receive a restricted stock award of 15,000 shares of the Company’s common stock. The shares subject to such restricted stock award will vest on the first anniversary of the grant.

Mr. Burnham is not a party to any arrangement or understanding with any person pursuant to which he was elected a director of the Company. There are no family relationships between Mr. Burnham and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. Mr. Burnham is not a party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On March 22, 2023, Heritage Global Inc. issued a press release. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

No.	Description

99.1	Press Release, dated March 22, 2023, issued by Heritage Global Inc.
104	Cover Page Interactive Data File (formatted in Inline eXtensible Business Reporting Language)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE GLOBAL INC.

Date: March 22, 2023	By:	/s/ Ross Dove
Name: Ross Dove
Title: Chief Executive Officer